UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 30, 2007
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) On May 30, 2007, Timothy P. O’Neil, Chief Financial Officer, Senior Vice President, Treasurer and Secretary of LOUD Technologies Inc. (the “Company”), submitted his resignation to the Board of Directors of the Company. Mr. O’Neil has served as the Company’s Chief Financial Officer, Senior Vice President, Treasurer and Secretary since July 2003. During his tenure with the Company, Mr. O’Neil’s contributions were instrumental to the Company’s growth and expansion. Mr. O’Neil is resigning from the Company to pursue other career opportunities.
The Company is currently seeking a qualified replacement for Mr. O’Neil. Mr. O’Neil will remain with the Company until June 30, 2007 in order to allow for an orderly transition to the new Chief Financial Officer for the Company.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Separation Agreement between the Registrant and Timothy P. O’Neil, dated June 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 1, 2007

LOUD Technologies Inc.
By:	/s/ James T. Engen
James T. Engen
Chairman, President and Chief Executive Officer